Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                IPO RUSSIA, INC.

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
"corporation") is IPO RUSSIA, INC.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The name and the mailing address of the incorporator are as follows:


         Name                               Mailing Address
         ----                               ---------------

         Leonard W. Suroff                  12 Tompkins Avenue
                                            Jericho, NY 11753

         FIFTH:  The corporation is to have perpetual existence.

         SIXTH: The total number of shares of stock which the corporation shall have authority to issue shall be 101,000,000, of which 100,000,000 shares shall be common stock, par value $.0001 per share, and 1,000,000 shares shall be preferred stock, par value $.0001 per share. The shares of preferred stock shall be issuable in one or more series as determined from time to time by the Board of Directors. The Board of Directors hereby is expressly vested with authority, by resolution or resolutions, to establish with respect to each such series, its designation, number, full or limited voting powers or the denial of voting powers, and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determining the following:

                  (i) the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased or decreased (except where otherwise provided by the Board of Directors in creating such series) from time to time by like action of the Board of Directors;
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                  (ii) whether  dividends  shall be payable with respect to such series and, if so, the annual rate or amount of dividends payable on shares of such series, whether such dividends shall be cumulative or noncumulative, the relation which any such dividends shall bear to dividends payable on any other series of such class or any other class of stock or series of any other class of stock, the conditions upon which and/or the dates when such dividends shall be payable, the date from which dividends on cumulative series shall accrue and be cumulative, and whether the payment of such dividends shall be in cash, common stock, preferred stock of the same or other series, or property;

                  (iii) whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series may be redeemed, and whether shares of such series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if any such retirement or sinking fund be established, the time or times any such payments are to be made and the terms and provisions relative to the operation thereof;

                  (iv) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets in connection with the winding up, of the corporation and whether such series shall be entitled to receive a priority in payment in the event of the liquidation, dissolution or winding up of the affairs of the corporation and, if so, the amount thereof;

                  (v) whether such series shall be convertible into or exchangeable for shares of any other series of such class or any other class of stock or series of any other class of stock and, if so, the terms and conditions thereof, including the date or dates when such shares shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

                  (vi) whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights; and

                  (vii)  any  other  designations,   preferences  and  relative,
                  participating, optional or other special rights, and any qualifications, limitations and restrictions thereof.



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         SEVENTH:  In furtherance and not in limitation of the powers  conferred by the laws of the State of Delaware, the following provisions are inserted in this Certificate of Incorporation for the regulation and conduct of the business and affairs of the corporation:

         1. Directors may be removed from office with or without cause by the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote at an election of directors.

         2. The directors of the corporation, by the affirmative vote of a majority of the whole board of directors of the corporation, at any regular or special meeting, shall have the power to adopt, amend or repeal By-laws of the corporation, provided, however, that such power of the board of directors of the corporation shall not divest the stockholders of the corporation of their power to adopt, amend or repeal By-laws of the corporation.

         3. In addition to the powers and authorities conferred upon the board of directors of the corporation by this Certificate of Incorporation, the board of directors of the corporation may exercise all such powers and take all such actions as may be exercised or taken by the corporation, subject, however, to the provisions of the laws of the State of Delaware, this certificate of incorporation and the By-laws of the corporation.

         4. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.

         5. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors, or in the By-laws, of the corporation.

         6. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

         EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.



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

         NINTH:  No  director  of  the  corporation   shall  be  liable  to  the
corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law (or any successor statute) hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law (or successor statute). Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         TENTH:  The  corporation  shall,  to the fullest  extent  permitted  by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. To the extent permitted by law, the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise. Such indemnification shall pertain both as to action in such person's official capacity and as to action in another capacity while holding such office or directorship, shall continue as to a person who has ceased to be a director, officer, employee or agent as to action while acting in such capacity or holding such office or directorship, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Signed on April 1, 2002


                                             /s/ Leonard W. Suroff
                                             -----------------------------------
                                             Leonard W. Suroff
                                             Incorporator


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